Exhibit 99.1

John Hofmeister, Former President of Shell Oil, Joins America Greener Technologies’ Board of Directors

Mesa, Arizona—March 10, 2015— America Greener Technologies, Inc. (AGT) (OTCQB: AGRN), an environmental technologies company, today announced that John Hofmeister, former President of Shell Oil and founder and CEO of Citizens for Affordable Energy (http://www.citizensforaffordableenergy.org/), has joined  the AGT’s Board of Directors.

John Hofmeister said on his appointment, “AGT is positioning itself to have a transformative impact on traditional energy and water use on both a national and global basis by focusing on what are critical success factors for its customers: better efficiency, reduced costs and lower environmental impacts.  It will contribute sustainability benefits to society while growing its customer base and reward investors who value returns from technology and a greener future.”

AGT Founder, CEO and President, Michael Boyko said, “We are extremely pleased to add Mr. Hofmeister to our board of directors. His experience in guiding the growth and development of technology companies will be critical to our future. Our management and staff feel very privileged to be able to work with John.”

Mr. Hofmeister, following his retirement from Shell Oil Company in 2008, founded Citizens for Affordable Energy, a Washington, D.C. based public policy education firm which promotes sound U.S. energy security solutions for the nation, including a range of affordable energy supplies, efficiency improvements, essential infrastructure, sustainable environmental policies and public education on energy issues. A business leader who has participated in the inner workings of multiple industries for over 35 years, Mr. Hofmeister also has held executive leadership positions in General Electric, Nortel and AlliedSignal (now Honeywell International).

Mr. Hofmeister served as the Chairman of the National Urban League for many years and is a member of the U.S. Department of Energy’s Hydrogen and Fuel Cell Technical Advisory Committee. He serves as non-executive director of the Hunting PLC, London, UK, CAMAC Energy, Inc., and advisor to Liberty Power of Fort Lauderdale, Florida, the nation’s largest minority-owned power company.

Mr. Hofmeister also serves on the boards of the United States Energy Security Council (http://www.usesc.org/energy_security/members), Washington, D.C.; the Foreign Policy Association, New York; Strategic Partners, LLC; and the Gas Technology Institute. He is a fellow of the National Academy of Human Resources. Mr. Hofmeister also is a former chairman and now serves as a director emeritus of the Greater Houston Partnership. Mr. Hofmeister is active in education serving as University Lecturer and on the Energy Advisory Board at the University of Houston. He is also a Wrigley Scholar and professor at the Global Institute of Sustainability at Arizona State University. John Hofmeister is the author of Why We Hate the Oil Companies: Straight Talk from an Energy Insider (Palgrave Macmillan, 2010).

About AGT

AGT is a Mesa, Arizona based environmental technologies company, offering proprietary process improvement solutions for the power, petrochemical and heavy industrial marketplace. AGT holds an exclusive long term (30 year) license in North America on Polarchem Cleaning System, which has proven to be safe and effective in improving operating efficiencies at power and petrochemical plants worldwide for the past 45 years, as well as providing substantial pollution control benefits to those industries.  AGT also owns and operates a chemical free water treatment division which employs an electro dynamic system to reduce minerality in water, lower or eliminate chemical consumption and which provides cost reductions in water treatment.

Safe Harbor

This press release contains forward-looking statements that relate to AGT’s plans, objectives and estimates within the meaning of the federal securities laws, including statements concerning financial projections, financing activities, product development activities and sales and licensing activities. Such forward-looking statements are not guarantees of future results or performance, are sometimes identified by words of condition such as “should,” “could,” “expects,” “may,” “plans,” or “intends,” and are subject to a number of risks and uncertainties, known and unknown, that could cause actual results to differ materially from those intended or anticipated. Such risks include, without limitation: problems securing the necessary financing to continue operations, problems encountered in commercializing AGT’s technology, difficulties experienced in product development, roadblocks experienced in sales and marketing activities and longer than expected project development processes. To the extent permitted by applicable law, AGT makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date of this release that may affect the accuracy of any forward-looking statement.

For further information:
Philippe Niemetz
PAN Consultants Ltd.
(212) 344-6464